UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):                   May 1, 2006


                          Kent Financial Services, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                          1-7986                75-1695953
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)

             376 Main Street
               P.O. Box 74
         Bedminster, New Jersey                                      07921
(Address of principal executive offices)                           (Zip Code)

         Registrant's telephone number, including area code:     (908) 234-0078

                                 Not Applicable
           Former name or former address, if changed since last report





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:




[  ] Written  communications  pursuant  to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant  to Rule  14a-12 under  the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement  communications   pursuant  to Rule   13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
---------  ------------------------------------------

     On May 1, 2006 (the "Effective Date"), Kent Financial Services, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Bryan P. Healey, CPA, to be Vice President and Chief Financial Officer of the Company for an initial two-year term at an annual salary of $140,000, which may be increased but not decreased at the discretion of the Board of Directors. The Board may also grant bonuses to Mr. Healey in its discretion.

     Unless the Company gives thirty days written notice prior to May 15, 2007, the term of the Agreement will be automatically extended one day for each day elapsed after May 15, 2007. Mr. Healey may terminate his employment under the Agreement under certain conditions specified in the Agreement, and the Company may terminate his employment under the Agreement for cause. Should Mr. Healey become "disabled" (as such term is defined in the Agreement) during the term of the Agreement, he will receive the greater of any disability insurance benefits the Company provided him or 80 percent of his salary for the remainder of the term of the Agreement.

     Mr. Healey may terminate the Agreement within 36 months after a change of control (as defined in the Agreement) of the Company and receive all compensation described in the Agreement for the remainder of the term of the Agreement.

     Mr. Healey is the son-in-law of Paul O. Koether, Chairman of the Board and Chief Executive Officer of the Company.

     The above is a summary and is qualified in its entirety by the Agreement itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers;  Election of Directors;
---------  ---------------------------------------------------------------------
           Appointment of Principal Officers
           ---------------------------------

     The Company today announced the resignation of Sue Ann Merrill, Chief Financial Officer of the Company, effective May 15, 2006. Mrs. Merrill's decision to resign was based on personal reasons and she did not have any disputes or disagreements with the Company or its management.

     The Company also announced that Mr. Bryan P. Healey will replace Mrs. Merrill as Chief Financial Officer and Principal Accounting Officer, after an initial two-week transition period.

     Mr. Healey, 35, is a Certified Public Accountant, holding B.S. and M.S. degrees. From September 1995 until April 30, 2006, Mr. Healey was with Bowman & Company, LLP, a regional accounting firm headquartered in Voorhees, New Jersey. Mr. Healey held various positions, culminating in Audit Manager since July 2001. Mr. Healey is the son-in-law of Paul O. Koether, Chairman of the Board and Chief Executive Officer of the Company.

     Please see Item 1.01 for additional disclosures concerning the terms of Mr. Healey's employment agreement.

Item 9.01  Financial Statements and Exhibits
---------  ---------------------------------

          (d)  Exhibits

               10.1 Employment   Agreement   dated  May  1,  2006  between  Kent
                    Financial Services, Inc. and Bryan P. Healey.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Kent Financial Services, Inc.




May 1, 2006                              By: /s/ Paul O. Koether
                                              ----------------------------------
                                              Name: Paul O. Koether
                                              Title: Chairman